                                                                EXHIBIT 23.8

[RYDER SCOTT COMPANY PETROLEUM ENGINEEERS -- LETTERHEAD]



                        CONSENT OF PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the reference to our firm's name and to our firm's review of Apache Corporation's proved oil and gas reserve quantities as of January 1, 1995 included in Apache's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, and included in or incorporated by reference into Apache's Registration Statements on Form S-3 (Nos.33-51253 and 33-53129), Form S-4 (33-57321), and Form S-8
(Nos. 33-53442, 33-37402 and 33-31407).


                                       /s/ RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS
                                           -------------------------
                                           RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS

Houston, Texas

March 20, 1995